UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 1, 2006
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
(Address of Principal Executive Offices) (Zip Code)

(310) 829-4509
(Registrant’s telephone number,
including area code)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Genius Products, LLC (the “Distributor”) announced on November 1, 2006 that its guidance for gross revenues in its upcoming 2007 fiscal year, contained in its press release issued on September 19, 2006, remains unchanged. The managing member of the Distributor is Genius Products, Inc., which holds a 30% equity interest in the Distributor. The information in this Form 8-K is being furnished under Regulation FD and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The guidance for gross revenues of the Distributor for 2007 contains forward looking statements which reflect assumptions and involve risks and uncertainties that may affect its business, forecasts, projections and prospects, and cause actual results to differ materially from those in contained in such forward-looking statements. Actual results could vary for many reasons, including but not limited to, the ability of the Distributor to continue to attract and keep experienced management, acquire and keep valuable content or expand the number of distribution partnerships, the unpredictability of audience demand, the success of The Weinstein Company titles at box office and the popularity of the Distributor’s titles on DVD, the Distributor’s ability to perform under the terms of its agreement with content providers, the Distributor’s ability to continue to manage its significant growth, the effect of technological change and the availability of alternative forms of entertainment and the Distributor’s ability to maximize its operating leverage. Other such risks and uncertainties include the matters described in filings by Genius Products, Inc. with the Securities and Exchange Commission. Genius Products, Inc. assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: November 1, 2006	By:	/s/ John P. Mueller
John P. Mueller
Chief Financial Officer

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